PALMER SQUARE FUNDS TRUST

CODE OF CONDUCT
FOR
PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL FINANCIAL OFFICER

Palmer Square Funds Trust
(the “Trust” and each series thereof, a "Fund" and collectively, the "Funds") requires the Principal Executive Officer, Principal Financial Officer, or other Trust officers performing similar functions (the “Principal Officers”), to maintain the highest ethical and legal standards while performing their duties and responsibilities to the Trust and each Fund, with particular emphasis on those duties that relate to the preparation and reporting of the financial information of each Fund.  The following principles and responsibilities shall govern the professional conduct of the Principal Officers:

1.

HONEST AND ETHICAL CONDUCT.

The Principal Officers shall act with honesty and integrity, avoiding  actual or apparent conflicts of interest in personal and professional relationships, and shall report any material transaction or relationship that reasonably could be expected to give rise to such conflict between their interests and those of a Fund to the Audit Committee, the full Board of Trustees of the Trust, and, in addition, to any other appropriate person or entity that may reasonably be expected to deal with any conflict of interest in timely and expeditious manner.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated or compromised.

2.

FINANCIAL RECORDS AND REPORTING

The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange Commission or other applicable body by a Fund, or that is otherwise publicly disclosed or communicated.  The Principal Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information except when authorized or legally obligated to disclose.  The Principal Officers will not use confidential information acquired in the course of their duties as Principal Officers.

The Principal Officers shall share knowledge and maintain skills important and relevant to the Trust's needs; shall proactively promote ethical behavior of the Trust's employees and as a partner with industry peers and associates; and shall maintain control over and responsibly manage assets and resources employed or entrusted to them by the Trust.

3.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Principal Officers shall establish and maintain mechanisms to oversee the compliance of the Fund with applicable federal, state or local law, regulation or administrative rule, and to identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local law regulation or rule.

4.

COMPLIANCE WITH THIS CODE OF ETHICS

The Principal Officers shall promptly report any violations of this Code of Ethics to the Audit Committee as well as the full Board of Trustees of the Trust and shall be held accountable for strict adherence to this Code of Ethics.  A proven failure to uphold the standards stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Trustees of the Trust.

5.

AMENDMENT AND WAIVER

This Code of Ethics may only be amended or modified by approval of the Board of Trustees.  Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics, shall be communicated publicly in accordance with Item 2 of Form N-CSR under the Investment Company Act of 1940.

Adopted:  April 16, 2024

EXHIBIT A

ACKNOWLEDGEMENT

CODE OF CONDUCT
FOR
PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL FINANCIAL OFFICER

Pursuant to the requirements of the Code of Conduct adopted by Palmer Square Funds Trust (the “Code”), I hereby acknowledge and affirm that I have received, read and understand the Code and agree to adhere and abide by the letter and spirit of its provisions.

Signature:                 ________________________
Print Name:             ________________________
Title:                        ________________________
Date:                       ________________________

EXHIBIT B

ANNUAL CERTIFICATION

CODE OF CONDUCT
FOR
PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL FINANCIAL OFFICER

Pursuant to the requirements of the Code of Conduct adopted by Palmer Square Funds Trust (the “Code”), I hereby acknowledge and affirm that since the date of the last annual certification given pursuant to the Code, I have complied with all requirements of the Code.

Signature:                 ________________________
Print Name:             ________________________
Title:                        ________________________
Date:                       ________________________